THE HOUSTON EXPLORATION COMPANY
Press Release

For Immediate Release

Houston Exploration Announces Exercise of Over-Allotment Option

Houston, Texas — June 23, 2004 — The Houston Exploration Company (NYSE:THX) announced today that it closed on the sale of an additional 620,000 shares of its common stock at a public offering price of $48.00 per share in connection with the exercise of the over-allotment option granted to the underwriters of the company’s recent offering of 6,200,000 shares of common stock that closed on June 2, 2004. The net proceeds to the company from the over-allotment option will be approximately $28.6 million and will be used to reduce borrowings under the company’s revolving bank credit facility.

The joint book-running managers for the offering were Lehman Brothers Inc. and Goldman, Sachs & Co. Copies of the final prospectus supplement may be obtained from the offices of Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, New York 11717, or Goldman, Sachs & Co., c/o Prospectus Department, 85 Broad Street, New York, New York 10004.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

The Houston Exploration Company is an independent natural gas and crude oil producer engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The company’s operations are focused in South Texas, the Rocky Mountains, the Arkoma Basin, and offshore in the shallow waters of the Gulf of Mexico. Additional production is located in East Texas.

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Contact:	The Houston Exploration Company Melissa Reynolds 713-830-6887 mreynolds@houstonexp.com

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this news release are forward looking statements and reflect our current expectations and are based on current available information. The expected consummation of the transaction, the expected benefits of the transaction, the expected tax and accounting treatment of the transaction and all other future statements constitute forward looking statements. The words “expect,” “will,” and similar expressions are intended to identify forward-looking statements. The expectations in this news release regarding the consummation and subsequent results of any transaction rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from those anticipated as of the date of this news release. While we believe the assumptions concerning future events are reasonable, there are inherent difficulties in predicting certain important factors that could impact future performance. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among other things, price volatility, the risk of future writedowns, the inability to find and develop reserves, the inaccuracy of assumptions on which reserve estimates are based, the inability to meet substantial capital requirements, the constraints imposed by current or future indebtedness, failure of the exchange to qualify as a tax-free exchange transaction, costs and other difficulties related to the transaction, failure to satisfy conditions precedent to the transaction, including the common stock offering, reserve replacement risks, drilling risks, and other factors inherent in the exploration for and production of natural gas and crude oil. These factors, when applicable, are discussed in our filings with the Securities and Exchange Commission, copies of which are available to the public. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.